UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2013

THE PANTRY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-25813	56-1574463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 Gregson Drive Cary, North Carolina	27511
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (919) 774-6700

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 27, 2013, The Pantry, Inc. (the “Company”) entered into an Amended and Restated Master Conversion Agreement (the “MCA”) and an Amended and Restated Guaranteed Supply Agreement (the “GSA” and collectively with the MCA, the “Amendments”) with Marathon® Petroleum Company LP (“Marathon”). The principal changes included in the Amendments, which also supersede and replace the original Master Conversion Agreement dated July 26, 2010, as amended, between the Company and Marathon and the original Guaranteed Supply Agreement dated July 26, 2010, as amended, between the Company and Marathon, are as follows:

•	Marathon has been granted the option to extend the term of each of the GSA and the MCA for an additional year through December 31, 2018.

•
Additional locations have been added to the Branded Product Supply and Trademark License Agreement dated July 26, 2010, as amended, between the Company and Marathon (the “Product Supply Agreement”), which relates to the supply of the Company's Marathon branded locations, bringing the total number of Marathon branded sites to 364.

•
The Marathon branded sites must remain Marathon sites for the term of the MCA so long as the Company directly or indirectly provides fuel to them. The Company intends to exercise its right to extend the term of the Product Supply Agreement from its current expiration date of June 30, 2016 until December 31, 2017. Marathon's exercise of its right to extend the MCA will operate to extend the Product Supply Agreement for an additional year.

•	The minimum volumes required for the Company to obtain the volume based rebates available under the arrangements have been adjusted.

This summary of the Amendments is not intended to be complete and is qualified in its entirety by reference to the Amendments, copies of which the Company intends to file as exhibits to its Quarterly Report on Form 10-Q for the fiscal quarter ending June 27, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PANTRY, INC.

By:	/s/ Thomas D. Carney
Thomas D. Carney Senior Vice President, General Counsel and Secretary

Date: July 2, 2013